Exhibit 99.1

Aptevo Achieves Key Clinical Development Objective, Significantly Reducing Infusion-Related Reactions with Mipletamig in Frontline AML

Refined priming-dose regimen addresses important treatment-tolerability objective identified through FDA discussions, further strengthening mipletamig's readiness for Phase 2 development

Substantial reduction in infusion reaction frequency and severity improves the patient treatment experience without compromising planned therapeutic dosing

Achievement builds on mipletamig's encouraging clinical activity and favorable safety profile as a potential addition to the current standard of care

SEATTLE, WA, November 5, 2026 — Aptevo Therapeutics Inc. (NASDAQ: APVO), a clinical-stage biotechnology company developing novel multispecific immuno-oncology therapeutics, today announced an important clinical development milestone for mipletamig: a substantial reduction in infusion-related reactions (IRRs) following successive refinements to its priming-dose regimen. The improvement builds on mipletamig's already favorable safety and tolerability profile, including encouraging cytokine release syndrome (CRS) findings observed throughout its clinical development. Mipletamig data will be presented at the American Society of Hematology (ASH) 68th Annual Meeting in New Orleans, Louisiana from December 12-15, 2026.

The ongoing RAINIER dose optimization study has demonstrated encouraging clinical activity and a favorable safety and tolerability profile for mipletamig, including favorable findings related to cytokine release syndrome (CRS). Building on these results, Aptevo has further improved tolerability through refinements to the priming-dose regimen, substantially reducing infusion-related reactions (IRRs) during initial treatment. The Company believes this achievement is a key part of creating an optimized dose that delivers safety, tolerability and efficacy, consistent with the objectives of its discussions with the U.S. Food and Drug Administration (FDA), as it prepares for Phase 2 development.

Mipletamig is being evaluated in combination with standard-of-care venetoclax and azacitidine in patients with newly diagnosed acute myeloid leukemia (AML) who are unfit for intensive chemotherapy. The Company expects to complete the current study by year-end 2026.

"We have made substantial progress in improving mipletamig’s tolerability for patients with frontline AML," said Dirk Huebner, M.D., Chief Medical Officer of Aptevo Therapeutics. "Mipletamig has demonstrated a differentiated safety and tolerability profile, and successive refinements to the priming-dose regimen have substantially reduced the occurrence of infusion-related reactions. Reducing these reactions matters to patients: it has the potential to make treatment easier to tolerate and limit complications that can disrupt care. These findings are an important part of our preparations for the next stage of clinical development."

A Targeted Improvement with Meaningful Patient Benefits

Infusion-related reactions can occur during or after intravenous treatment and may include fever, chills, rash or nausea. Although often manageable, these reactions can be uncomfortable for patients and, depending on their severity, may require additional medical intervention, treatment interruptions or discontinuation.

This is particularly relevant in frontline AML, where patients who are unfit for intensive chemotherapy are often older or have additional health conditions that make treatment tolerability especially important.

Mipletamig's priming-dose regimen gradually introduces treatment before escalation to higher doses. Aptevo has refined this approach over the course of RAINIER to reduce treatment-related reactions during early dosing, building on the favorable tolerability observations previously reported for mipletamig.

Successive refinements to the initial dosing regimen have been associated with substantial reductions in the occurrence of treatment-related reactions, including IRRs.

For patients, fewer treatment-related reactions may mean a more comfortable and predictable treatment experience, less need for additional medical intervention and fewer disruptions during treatment. These considerations are especially important for patients with frontline AML, who may be older or have other health conditions.

Building on an Already Favorable Safety Profile

Mipletamig has demonstrated an encouraging safety and tolerability profile throughout its clinical development, including highly favorable findings related to cytokine release syndrome (CRS), a potentially serious inflammatory reaction associated with certain immune-based cancer therapies.

The latest refinements to mipletamig's priming-dose regimen build on that foundation by substantially reducing infusion-related reactions during initial treatment. Together, these findings underscore Aptevo's continued focus on optimizing treatment tolerability while advancing mipletamig as a potential addition to the frontline AML standard of care.

Together, these observations reinforce Aptevo’s focus on improving the patient treatment experience as it optimizes mipletamig for combination therapy. Reducing treatment-related reactions could lessen interruptions that interfere with care and help preserve patients’ opportunity to receive treatment and potentially benefit from it.

Making the Case in Frontline AML

The dosing refinement adds to a growing body of clinical evidence supporting mipletamig's potential as an addition to the current frontline AML standard of care.

Aptevo has previously reported encouraging clinical activity in the RAINIER study, including remission responses in patients with TP53-mutated AML, a high-risk population with historically poor outcomes. The Company has also reported that patients initially considered unfit for intensive chemotherapy have advanced to allogeneic stem cell transplantation, a potentially curative treatment option.

These findings support the continued evaluation of mipletamig in combination with venetoclax and azacitidine, with the goal of improving outcomes beyond those achieved with the current standard-of-care doublet.

The refined priming-dose regimen strengthens the tolerability component of mipletamig’s development profile. While these findings do not establish improved efficacy or treatment persistence, reducing reactions that can interrupt therapy is clinically meaningful and may lessen a potential obstacle to continued treatment.

Advancing Toward Phase 2 Development

The substantial reductions in IRRs and CRS observed following successive priming-dose refinements represent important progress in Aptevo’s preparation for Phase 2 development.

These observations add to the clinical evidence informing dose selection and upcoming regulatory discussions, reflecting Aptevo’s continued focus on improving tolerability while evaluating mipletamig’s therapeutic potential in frontline AML.

The Company continues to evaluate clinical activity, safety and tolerability in RAINIER and expects to complete the current study by year-end 2026, conduct regulatory interactions and initiate Phase 2 development in 2027.

Aptevo's objective remains to develop mipletamig as an effective, well-tolerated addition to the current frontline AML standard of care, offering patients the potential for better outcomes without unnecessarily increasing the burden of treatment.

About Mipletamig

Aptevo's wholly owned lead proprietary drug candidate, mipletamig, is being evaluated for the treatment of AML. Mipletamig is designed to redirect the patient's immune system to destroy leukemic cells and leukemic stem cells expressing CD123, which is overexpressed on leukemic stem cells and AML blasts. Mipletamig is designed to engage both leukemic cells and T cells of the immune system and bring them closely together to trigger the destruction of leukemic cells. Mipletamig is purposefully designed to reduce the likelihood and severity of cytokine release syndrome by using the CRIS-7-derived CD3 binding pathway, an approach that differentiates Aptevo from competitors.

About Aptevo

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific and trispecific immunotherapies for the treatment of cancer. The Company's lead clinical candidate, mipletamig, is currently being evaluated in RAINIER, a two-part Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard-of-care venetoclax and azacitidine. Mipletamig has received orphan drug designation for AML under the Orphan Drug Act.

In the solid tumor space, Aptevo's lead assets are focused on well-established targets to progress novel immunomodulatory platform backbones that are conditionally active only in the tumor.

This work includes advancing APVO451, a targeted trispecific immunotherapy candidate for solid tumors, and a strategic collaboration with Niowave to develop up to three radiopharmaceutical oncology programs. The first radiopharmaceutical program is expected to target nectin-4, a tumor-associated antigen expressed in multiple solid tumor types. Both preclinical molecules are expected to advance into investigational new drug (IND)-enabling studies in 2027.

The Company's eight pipeline candidates are created using its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platforms, which are designed to generate differentiated multispecific therapeutics. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, statements regarding Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of mipletamig, including in combination with venetoclax and azacitidine; statements related to the progress of the RAINIER trial, including statements related to anticipated clinical and regulatory milestones; statements related to refinements to the priming-dose regimen substantially reducing the occurrence of infusion-related reactions; whether Aptevo’s strategy will translate into an improved overall survival rate in acute myeloid leukemia (AML); whether the mipletamig data in combination therapy will be indicative of later stage clinical trials; whether Aptevo’s strategy will translate into improved overall survival in AML, especially among patient subgroups with poor prognosis; its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platform; development and continued development of Aptevo's current and potential future molecules, including Aptevo's trispecific candidates and their future development and efficacy with respect to addressing multiple solid tumor types; whether pre-clinical studies of Aptevo's trispecific candidates will show the desired anti-tumor efficacy, mechanism of action and safety profile and whether Aptevo's trispecific candidates will function with new mechanisms of action compared to our previous candidates and synergistically induce a biological response; the potential benefits, timing, scope and outcomes of the co-development collaboration with Niowave; and any statements containing the words “may,” “continue to,” “believes,” “expects,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are based on Aptevo’s current intentions, beliefs and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors are cautioned not to place undue reliance on any forward-looking statement. There are several important factors that could cause Aptevo's actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo's business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems; adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. Additional risks and factors that may affect results are set forth in Aptevo's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, and its subsequent reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events or circumstances.

CONTACT:

Miriam Weber Miller
Vice President, Investor Relations & Corporate Communications
Aptevo Therapeutics
Email: IR@apvo.com or Millerm@apvo.com
Phone: 206-859-6628